Exhibit 1.1

Execution Copy

950,000 Common Units

K-SEA TRANSPORTATION PARTNERS L.P.

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

October 11, 2005

KEYBANC CAPITAL MARKETS, A DIVISION OF
MCDONALD INVESTMENTS INC.

MCDONALD INVESTMENT CENTER

800 SUPERIOR AVENUE

CLEVELAND, OH 44114

Ladies and Gentlemen:

K-Sea Transportation Partners L.P., a Delaware limited partnership (the “Partnership”), proposes to sell 950,000 common units (the “Firm Units”), each representing a limited partner interest in the Partnership (the “Common Units”).  In addition, the Partnership proposes to grant to the Underwriter named in Schedule 1 hereto (the “Underwriter”) an option to purchase up to an additional 142,500 Common Units on the terms and for the purposes set forth in Section 2 (the “Option Units”).  The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.”

This is to confirm the agreement among (i) the Partnership, (ii) K-Sea General Partner L.P., a Delaware limited partnership and the general partner of the Partnership (the “General Partner”), (iii) K-Sea General Partner GP LLC, a Delaware limited liability company and the general partner of the General Partner (“K-Sea General Partner”), (iv) K-Sea Operating Partnership L.P., a Delaware limited partnership (the “Operating Partnership”), (v) K-Sea OLP GP LLC, a Delaware limited liability company, a wholly owned subsidiary of the Partnership and the general partner of the Operating Partnership (the “OLP General Partner”), and (vi) K-Sea Transportation Inc., a Delaware corporation and wholly owned subsidiary of the Operating Partnership (“K-Sea Inc.”), and the Underwriter concerning the purchase of the Units from the Partnership by the Underwriter.  K-Sea General Partner, the General Partner, the Partnership, the Operating Partnership, the OLP General Partner and K-Sea Inc. are hereinafter referred to collectively as the “K-Sea Parties.”  The General Partner, the Partnership and the Operating Partnership are hereinafter referred to collectively as the “Limited Partnerships.”  The K-Sea Parties and their subsidiaries are referred to hereinafter as the “K-Sea Entities.”

SECTION 1.          Representations, Warranties and Agreements of the K-Sea Parties.  The K-Sea Parties, jointly and severally, represent, warrant and agree that:

(a)           A registration statement on Form S-3 (File No. 333-122668) with respect to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the United States Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act.  Copies of such registration statement and each of the amendments thereto have been delivered by the Partnership to you.  As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Base Prospectus” means the prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act; “Prospectus Supplement” means the prospectus supplement specifically relating to the Units filed pursuant to Rule 424 under the Securities Act and any prospectus filed with the Commission by the Partnership with the consent of the Underwriter pursuant to Rule 424(a) of the Rules and Regulations; “Registration Statement” means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; and “Prospectus” means the Prospectus Supplement and Base Prospectus in the form first used to confirm sales of Units.  As used herein, the terms “Registration Statement,” “Base Prospectus,” “Prospectus” and “Prospectus Supplement” shall include in each case the documents, if any, incorporated by reference therein (the “Incorporated Documents”).  The terms “supplement,” “amendment” and “amend” as used herein shall include the filing of all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Underwriting Agreement by the Partnership with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)           The conditions for the use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.  The Commission has not issued any order preventing or suspending the use of the Prospectus, and no proceedings for such purpose are pending before or, to the knowledge of the K-Sea Parties, threatened by the Commission.

(c)           The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will, when they become effective, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus conforms, and any further amendments or supplements to the Prospectus will, when they are filed with the Commission, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable filing date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.  Each forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) made by the Partnership in such documents, including (but not limited to) any statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.  Notwithstanding the foregoing, no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of the Underwriter specifically for inclusion therein.  The Incorporated Documents heretofore filed with the Commission, when they were filed, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and did not, as of the time each such document was filed, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Any further Incorporated Documents so filed will, when they are filed, conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not, as of the time each such document is filed, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d)           Each of the Limited Partnerships has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), and is, or at the First Delivery Date will be, duly registered or qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not (i) have a material adverse effect on the consolidated financial position, partners’ equity, results of operations, business or prospects of the Partnership and its subsidiaries (the OLP General Partner, the Operating Partnership and K-Sea Inc.) taken as a whole (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.  Each of the Limited Partnerships has all partnership power and authority necessary to own or hold its properties currently held and to conduct its business as currently conducted and, with respect to the General Partner, to act as general partner of the Partnership, in each case in all respects as described in the Registration Statement and the Prospectus.

(e)           K-Sea Inc. has been duly incorporated and is validly existing as a corporation in good standing under the Delaware General Corporation Law (the “DGCL”) and is, or at the First Delivery Date will be, duly registered or qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability.  K-Sea Inc. has all corporate power and authority necessary to own or hold its properties currently held and to conduct its business as currently conducted, in each case in all respects as described in the Registration Statement and the Prospectus.

(f)            Each of K-Sea General Partner and the OLP General Partner has been duly formed and is validly existing as a limited liability company in good standing under the

Delaware Limited Liability Company Act (the “Delaware LLC Act”), and is, or at the First Delivery Date will be, duly registered or qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability.  Each of K-Sea General Partner and the OLP General Partner has all limited liability company power and authority necessary to own or hold its properties currently held and to conduct its business as currently conducted and with respect to K-Sea General Partner and the OLP General Partner, to act as general partner of the General Partner and the Operating Partnership, respectively, in each case in all respects as described in the Registration Statement and the Prospectus.

(g)           The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the Partnership (as the same may be amended or restated at or prior to the First Delivery Date, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, security interests, encumbrances (except restrictions on transferability contained in the relevant partnership agreement or limited liability company operating agreement or as described in the Prospectus), equities, charges and other claims (collectively, “Liens”).

(h)           K-Sea General Partner is the sole general partner of the General Partner with a 0.01% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the General Partner (as the same may be amended or restated at or prior to the First Delivery Date (the “General Partner Partnership Agreement”); and K-Sea General Partner owns such general partner interest free and clear of all Liens.

(i)            KSP Investors A L.P., KSP Investors B L.P. and KSP Investors C L.P. (collectively, the “K-Sea Investors”) owns 90.00% of the membership interests in K-Sea General Partner; K-Sea Investors and the individuals set forth on Schedule 2 (collectively, “Management”) are the sole limited partners of the General Partner with an aggregate 99.99% limited partner interest in the General Partner; such limited partner interests have been duly authorized and validly issued in accordance with the General Partner Partnership Agreement and are fully paid (to the extent required under the General Partner Partnership Agreement) and nonassessable (except as such nonassessibility may be affected by Sections 17-303 and 17-607 of the Delaware LP Act); and K-Sea Investors and Management owns such limited partner interests free and clear of all Liens.

(j)            As of the date of this Agreement and immediately prior to the issuance of the Units pursuant to this Agreement, there are 4,667,250 outstanding Common Units and 4,165,000 outstanding subordinated units representing a limited partnership interest in the Partnership (the “Subordinated Units”); the General Partner owns all of the Incentive Distribution Rights (as defined in the Partnership Agreement) free and clear of all Liens; EW Transportation LLC, a Delaware limited liability company (“EW Transportation”), owns 2,983,182 of the outstanding Subordinated Units free and clear of all Liens; the subsidiaries of EW Transportation own, in the aggregate, 1,181,818 of the outstanding Subordinated Units free and clear of all Liens; all of the outstanding Common Units, Subordinated Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus).

(k)           The Partnership owns a 100% membership interest in the OLP General Partner; such membership interests have been duly authorized and validly issued in accordance with the Operating Agreement of the OLP General Partner (as amended or restated, the “OLP General Partner Operating Agreement”), and the Partnership owns such membership interest free and clear of all Liens.

(l)            The OLP General Partner is the sole general partner of the Operating Partnership with a 0.01% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement of the Operating Partnership (as amended or restated, the “Operating Partnership Agreement”); and the OLP General Partner owns such general partner interest free and clear of all Liens.

(m)          The Partnership is the sole limited partner of the Operating Partnership with a 99.99% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement, and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessibility may be affected by Sections 17-303 and 17-607 of the Delaware LP Act); and the Partnership owns such limited partner interests free and clear of all Liens.

(n)           The Operating Partnership owns 100% of the issued and outstanding capital stock of K-Sea Inc. (the “K-Sea Inc. Stock”); such capital stock has been duly authorized and validly issued and fully paid; and the Operating Partnership owns the K-Sea Inc. Stock free and clear of all Liens.

(o)           As of June 30, 2005, the Partnership: (i) had, on the consolidated basis indicated in the Prospectus (and any amendment or supplement thereto); and (ii) would have had, on the as adjusted basis indicated in the Prospectus (and any amendment or supplement thereto) after giving effect to the offering of the Firm Units and the use of the net proceeds of the offering as indicated in the Prospectus, a capitalization as set forth therein.

(p)           At the First Delivery Date or the Second Delivery Date, as the case may be, the Firm Units and the Option Units, as the case may be, and the limited partner interests represented thereby will be duly and validly authorized by the Partnership Agreement and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act and as otherwise disclosed in the Prospectus).  The Units conform in all material respects to the descriptions thereof contained in the Prospectus.

(q)           The entities set forth on Schedule 3 hereto are the only direct or indirect subsidiaries of the Partnership that would be deemed to be a “significant subsidiary” of the Partnership as such term is defined in Rule 405 of the Act.

(r)            This Agreement has been duly authorized, and validly executed and delivered by each of the K-Sea Parties.

(s)           The execution, delivery and performance of this Agreement by the K-Sea Parties and the Membership Interest Purchase Agreement dated August 23, 2005 by and among the Operating Partnership, the Partnership, Marine Resources Group, Inc. and Saltchuk Resources, Inc. (the “Acquisition Agreement”) by the K-Sea Parties party thereto, and the consummation of the transactions contemplated hereby and thereby did not and will not conflict with or result in a breach or violation of (i) any of the terms or provisions of, or constitute a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the K-Sea Entities is a party or by which any of the K-Sea Entities is bound or to which any of the property or assets any of the K-Sea Entities is subject, (ii) any of the provisions of the certificate of limited partnership, agreement of limited partnership, certificate of formation, operating agreement, charter or by-laws or other organizational documents of any of the K-Sea Entities or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any of the K-Sea Entities or any of their properties or assets, except with respect to clauses (i) and (iii) for such conflicts, breaches, violations or defaults that would not individually or in the aggregate, have a Material Adverse Effect.

(t)            Except for (i) the registration of the Units under the Securities Act, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Units by the Underwriter, (iii) such consents that have been, or prior to each Delivery Date will be, obtained, (iv) such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect, (v) such consents that are (1) of a routine or administrative nature and (2) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement and the Acquisition Agreement, and (vi) as disclosed in the Prospectus, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement by any of the K-Sea Parties and the consummation of the transactions contemplated hereby.

(u)           Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities of any of the K-Sea Entities.  Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any of the K-Sea Entities other than as provided in the Prospectus and the Partnership Agreement or as have been waived.  Except as described in the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units, Subordinated Units or other interests in the General Partner, the Partnership or the Operating Partnership, (B) any interests in K-Sea General Partner, or the OLP General Partner or (C) any shares of capital stock of K-Sea Inc.

(v)           The Partnership has all requisite power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus.  Each of the Partnership and the Operating Partnership has all requisite power and authority to enter into the Acquisition Agreement and to consummate the transactions contemplated thereby.  At each Delivery Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by any of the K-Sea Parties or any of their members or partners for (i) the authorization, issuance, sale and delivery of the Units, (ii) the execution and delivery of this Agreement and the Acquisition Agreement, and (iii) the consummation of the transactions contemplated by this Agreement, shall have been validly taken.

(w)          (i)  The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and the Organizational Limited Partner (as defined in the Partnership Agreement) and is a valid and legally binding agreement of the General Partner and the Organizational Limited Partner, enforceable against the General Partner and the Organizational Limited Partner in accordance with its terms;  (ii) the Operating Partnership Agreement has been duly authorized, executed and delivered by the OLP General Partner and the Partnership and is a valid and legally binding agreement of the OLP General Partner and the Partnership, enforceable against the OLP General Partner and the Partnership in accordance with its terms; (iii) the General Partner Partnership Agreement has been duly authorized, executed and delivered by K-Sea General Partner, K-Sea Investors L.P. and each member of Management and is a valid and legally binding agreement of K-Sea General Partner, K-Sea Investors and each member of Management, enforceable against K-Sea General Partner, K-Sea Investors and each member of Management in accordance with its terms;  (iv) the K-Sea General Partner Operating Agreement has been duly authorized, executed and delivered by each of K-Sea Investors and each member of Management and is a valid and legally binding agreement of K-Sea Investors and each member of Management, enforceable against each of them in accordance with its terms; (v) the OLP General Partner Operating Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; and (vi) the Acquisition Agreement has been duly authorized, and validly executed and delivered by each of the Partnership and the Operating Partnership and is a valid and legally binding agreement of the Partnership and the Operating Partnership, enforceable against each of them in accordance with its terms; provided that, with respect to each agreement described in this Section 1(w), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

The Partnership Agreement, the Operating Partnership Agreement, the General Partner Partnership Agreement, the K-Sea General Partner Operating Agreement and the OLP General Partner Operating Agreement, are herein collectively referred to as the “Operative Agreements.”

(x)            None of the K-Sea Entities has distributed or, prior to the completion of the distribution of the Units, will distribute, any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Units other than the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations.

(y)           No K-Sea Party has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any material change in the capitalization or long-term debt of any K-Sea Party or any material adverse change, or any development involving, or which may reasonably be expected to involve, a prospective material adverse change in or affecting the general affairs, management, consolidated financial position, stockholders’ equity, partners’ capital, members’ equity, results of operations, business or prospects of the K-Sea Entities, taken as a whole, otherwise than as set forth or contemplated in the Prospectus.  Since the date of the latest audited financial statements included in the Prospectus, none of the K-Sea Entities has incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the K-Sea Entities, taken as a whole.

(z)            The historical consolidated financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial condition and results of operations of the entities purported to be shown thereby on the basis stated therein, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.  The historical and pro forma financial and operating information contained or incorporated by reference into the Registration Statement and the Prospectus (and any amendment or supplement thereto) under the captions “Summary Historical Financial and Operating Data,” “Selected Financial Data” and “Unaudited Pro Forma Combined Financial Information” is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements and pro forma financial statements, as applicable, from which it has been derived.  The pro forma financial statements of the Partnership included or incorporated by reference in the Registration Statement and Prospectus (and any amendment or supplement thereto) has been prepared in all material respects in accordance with the applicable requirements of Article 11 of Regulation S-X of the Securities Act; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of K-Sea General Partner, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements.

(aa)         PricewaterhouseCoopers LLP, who have certified or shall certify certain audited financial statements of the Partnership and Sea Coast Towing, Inc. contained or incorporated by reference into the Registration Statement and the Prospectus (or any amendment and supplement thereto), and whose reports are included and incorporated by reference in the Registration Statement and the Prospectus (or any amendment and supplement thereto) and who has delivered the letters referred to in Section 7(g) hereof, was as of the date of its report included in the Partnership’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005 and is as of the date of this Agreement, an independent registered accounting firm as required by the Securities Act and the Rules and Regulations.

(bb)         The Operating Partnership and K-Sea Inc. (i) have good and indefeasible title in fee simple to all real property and good title to all personal property, contemplated as owned or to be owned by any of them in the Prospectus, and (ii) are the sole owner of the vessels set forth in the Prospectus (the “Vessels”), in each case free and clear of all Liens, except, in the case of (i) and (ii) above, (A) the first preferred ship mortgages (the “Ship Mortgages”), the first preferred fleet mortgages (the “Fleet Mortgages”) and other Liens to which certain of the Vessels are subject and are described in the Prospectus, (B) such Liens arising under (1) the Loan and Security Agreement dated as of March 24, 2005 by and among K-Sea Operating Partnership L.P., as Borrower, the Lenders party thereto, LaSalle Bank National Association, as Syndication Agent, and KeyBank National Association, as Administrative Agent and Collateral Trustee for the Lenders (the “KeyBank Loan Agreement”), (2) the Loan and Security Agreement dated as of March 24, 2005 by and between The CIT Group/Equipment Financing, Inc., as Lender, and K-Sea Operating Partnership L.P., as Borrower (the “CIT Loan Agreement”), (3) the Loan Agreement dated as of June 28, 2005 between K-Sea Operating Partnership L.P., as Borrower, and Citizen Asset Finance, a d/b/a of Citizens Leasing Corporation, as Lender (the “Citizens Leasing Loan Agreement”), and (4) the Loan Agreement dated as of March 17, 2005 between K-Sea Operating Partnership L.P. and First Union Commercial Corporation (the “First Union Loan Agreement” and, together with the KeyBank Loan Agreement, the CIT Loan Agreement and the Citizens Leasing Loan Agreement, the “Credit Facilities”), all as described in the Prospectus, (C) such Liens as arise with respect to existing charters and subcharters of the Vessels entered into in the ordinary course of business and options to purchase in favor of certain of the Vessels, and (D) such Liens as do not materially affect the value of such property taken as a whole and do not materially interfere with the use made in the past and proposed to be made in the future of such property by the Operating Partnership and K-Sea Inc. as described in the Prospectus; and all assets held under lease by the K-Sea Entities are held by the Operating Partnership or K-Sea Inc. under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made in the past and proposed to be made in the future of such property and buildings by the K-Sea Entities, taken as a whole, as described in the Prospectus.

(cc)         The statements set forth in the Prospectus under the captions “Cash Distribution Policy,” “Description of the Common Units,” and “Our Partnership Agreement,” insofar as they purport to constitute a summary of the terms of the Units, and under the caption “Material Tax Consequences”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are fair summaries in all material respects.

(dd)         The K-Sea Entities carry, or are covered by, insurance in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.  None of the K-Sea Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each Delivery Date.

(ee)         The K-Sea Entities own or possess, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(ff)           There are no legal or governmental proceedings pending or, to the knowledge of the K-Sea Parties, threatened, against any of the K-Sea Entities, or to which any of the K-Sea Entities is a party, or to which any of their respective properties is subject which, if determined adversely to any of the K-Sea Entities, might reasonably be expected to have a Material Adverse Effect and, to the best of the K-Sea Parties’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(gg)         There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement .

(hh)         No relationship, direct or indirect, exists between or among any K-Sea Party on the one hand, and the directors, officers, stockholders, customers or suppliers of any K-Sea Party on the other hand, which is required to be described in the Prospectus which is not so described.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any K-Sea Party to or for the benefit of any of the officers or directors of any K-Sea Party or their respective family members, except as disclosed in the Registration Statement and the Prospectus.  No K-Sea Party has, in violation of the Sarbanes-Oxley Act of 2002  (the “Sarbanes-Oxley Act”), directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of any K-Sea Entity.

(ii)           The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act.

(jj)           No labor disturbance by the employees of any K-Sea Entity exists or, to the knowledge of each K-Sea Entity, is imminent, which might be expected to have a Material Adverse Effect.

(kk)         Each of the K-Sea Entities has filed (or has obtained extensions with respect to) all material federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) that, if not paid, would not have a Material Adverse Effect.  No tax deficiency has been determined adversely to any K-Sea Party which has had (nor does any K-Sea Party have any knowledge of any tax deficiency which, if determined adversely to any K-Sea Party, might have) a Material Adverse Effect.

(ll)           The General Partner and the Partnership have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act) which (i) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the General Partner’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the period covered by the Partnership’s most recent annual or quarterly report filed with the Commission; and (iii) are effective in all material respects to perform the functions for which they were established.

(mm)       Based on the evaluation of its disclosure controls and procedures conducted in connection with the preparation and filing of the Partnership’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005 (the “2005 Annual Report”), neither the Partnership nor the General Partner is aware of (i) any significant deficiency or material weakness in the design or operation of its internal controls over financial reporting that are likely to adversely affect the Partnership’s ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal controls over financial reporting.  Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in the Partnership’s internal controls over financial reporting that materially affected or are reasonably likely to materially affect the Partnership’s internal controls over financial reporting.

(nn)         None of the K-Sea Entities (i) is in violation of its certificate or agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, which default or violation in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or could materially impair the ability of any of the K-Sea Parties to perform their obligations under this Agreement.  To the knowledge of the K-Sea Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the K-Sea Entities is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which default would, if continued, have a Material Adverse Effect.

(oo)         No K-Sea Party, nor any director, officer, agent, employee or other person associated with or acting on behalf of any K-Sea Party, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign

Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(pp)         Except as described in the Prospectus, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by any K-Sea Party (or, to the knowledge of any K-Sea Party, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by any K-Sea Party in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or would not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; except as described in the Prospectus, there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by any K-Sea Party or with respect to which a K-Sea Entity has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect.  The terms “hazardous wastes”, “toxic wastes”, “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(qq)         Each of the K-Sea Entities has, or at each Delivery Date will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; except as set forth in the Prospectus, each of the K-Sea Entities has, or at each Delivery Date will have, fulfilled and performed all its material obligations with respect to such permits which are or will be due to have been fulfilled and performed by such date and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

(rr)           The Units have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(ss)         None of the K-Sea Entities is nor and after the sale of the Units to be sold by the Partnership hereunder and the application of the net proceeds from such sale as described in the Prospectus under the caption “Use of Proceeds” will be, (i) an “investment company” as defined in the Investment Company Act of 1940, as amended or (ii) a “public utility company,” “holding company” or a “subsidiary company” or a “holding company” or an “affiliate” thereof, under the Public Utility Holding Company Act of 1935, as amended.

(tt)           Except as described in the Prospectus, there are no contracts, agreements or understandings between any K-Sea Party and any person that would give rise to a valid claim against any K-Sea Party or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(uu)         The statistical and market-related data included in the Prospectus and the Registration Statement are based on or derived from sources which the K-Sea Parties believe to be reliable and accurate.

(vv)         Each of the K-Sea Entities is a citizen of the United States within the meaning of Section 2 of the Shipping Act of 1916, as amended (the “Shipping Act”), for the purpose of operating the Vessels in the trades in which the Operating Partnership and K-Sea Inc. operate the Vessels as described in the Prospectus (a “U.S. Citizen”); after giving effect to the consummation of the transactions herein contemplated and the sale of the Units by the Underwriter, the Partnership and the other K-Sea Entities will remain a citizen of the United States within the meaning of Section 2 of the Shipping Act and qualified to engage in the coastwise trade of the United States; provided, however, that, in respect of this representation and warranty, such parties may assume that the Underwriter will sell no less than 85% of (i) the Firm Units and (ii) the Option Units, if any, to U.S. Citizens.

SECTION 2.          Purchase of the Units by the Underwriter.  On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell the Firm Units to the Underwriter, and the Underwriter agrees to purchase, the number of Firm Units set forth opposite the Underwriter’s name in Schedule 1 hereto.

In addition, the Partnership grants to the Underwriter an option to purchase up to 142,500 Option Units.  Such option is granted for the purpose of covering over-allotments in the sale of Firm Units and is exercisable as provided in Section 4 hereof.

The price of both the Firm Units and any Option Units shall be $34.80 per Common Unit.

The Partnership shall not be obligated to deliver any of the Units to be delivered on any Delivery Date (as hereinafter defined), except upon payment for all the Units to be purchased on such Delivery Date as provided herein.

SECTION 3.          Offering of Units by the Underwriter.  Upon authorization by the Underwriter of the release of the Firm Units, the Underwriter proposes to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.

The Underwriter agrees with the K-Sea Parties that it will not knowingly sell the Units to any natural person, corporation, partnership, limited liability company, joint venture, association or other entity (“person”) that is not a U.S. Citizen.  On each Delivery Date, the Underwriter shall provide the K-Sea Parties with a certificate, dated such Delivery Date, certifying that the Underwriter did not, to its knowledge, sell more than 15% of the Units sold on such Delivery Date to any persons that are not U.S. Citizens.

SECTION 4.          Delivery of and Payment for the Units.  Delivery of and payment for the Firm Units shall be made at the offices of Baker Botts L.L.P., One Shell Plaza, 910 Louisiana Street, Houston, Texas 77002-4995, at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriter and the Partnership.  This date and time are sometimes referred to as the “First Delivery Date.” On the First Delivery Date, the Partnership shall cause its transfer agent to deposit as original issue the Firm Units pursuant to the Full Fast Delivery Program of The Depository Trust Company (“DTC”) for the account of the Underwriter against payment to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Partnership by the Underwriter.  Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Underwriter, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.  The date and time the Option Units are delivered are sometimes referred to as a “Second Delivery Date” and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a “Delivery Date”.

Delivery of and payment for the Option Units shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Underwriter and the Partnership) at 10:00 A.M., New York City time, on such Second Delivery Date.  On such Second Delivery Date, the Partnership shall cause its transfer agent to deposit as original issue the Option Units pursuant to the Full Fast Delivery Program of the DTC for the account of the Underwriter against payment to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder.

SECTION 5.          Further Agreements of the K-Sea Parties.  Each of the K-Sea Parties’ covenants and agrees, or as applicable agrees to cause the Partnership or other K-Sea Parties:

(a)           To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended

Prospectus has been filed and to furnish the Underwriter with copies thereof; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus Supplement or the Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus Supplement or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b)           To furnish promptly to each of the Underwriter and to counsel for the Underwriter a copy of the signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(c)           To file promptly all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (“Exchange Act Reports”) subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Units;

(d)           To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request:  (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act or with a request from the Commission, to notify the Underwriter and, upon their request, to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

(e)           To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Partnership, be required by the Securities Act or the Exchange Act or requested by the Commission.  Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus, any document incorporated by reference in the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing, which shall not be unreasonably withheld or delayed;

(f)            As soon as practicable after the First Delivery Date, to make generally available to the Partnership’s security holders and to deliver to the Underwriter an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158);

(g)           For a period of two years following the First Delivery Date, to furnish or to make available via the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System, to the Underwriter a copy of all materials furnished by the Partnership to its unitholders (excluding any periodic income tax reporting materials) and all public reports and all reports and financial statements furnished by the Partnership to the principal national securities exchange upon which the Units may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

(h)           Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(i)            For a period of 90 days from the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units (other than the Common Units issued pursuant to employee benefit plans, unit purchase plans, qualified unit option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, in each case without the prior written consent of McDonald Investments Inc. as the Underwriter, other than in connection with the public offering contemplated hereby.  K-Sea General Partner shall cause each executive officer and director of K-Sea General Partner to furnish to the Underwriter, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, in each case for a period of 90 days from the date of the Prospectus, without the prior written consent of McDonald Investments Inc. as the Underwriter.

Notwithstanding the foregoing paragraph, if (1) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Underwriter waives such extension in writing;

(j)            To apply for the listing of the Units on the New York Stock Exchange, and to use its best efforts to effect that listing, subject only to official notice of issuance, prior to the First Delivery Date;

(k)           To apply the net proceeds from the sale of the Units as set forth in the Prospectus;

(l)            To take such steps as shall be necessary to ensure that no K-Sea Party, nor any subsidiary thereof, shall become an “investment company” as defined in the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder;

SECTION 6.          Expenses.  Each of the K-Sea Parties covenants and agrees with one another and with the Underwriter that the Partnership will pay or cause to be paid (a) the costs incident to the authorization, issuance, sale and delivery of the Units and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereto (including, in each case, exhibits), the Prospectus Supplement, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) the filing fees incident to securing the review by the National Association of Securities Dealers, Inc. of the terms of sale of the Units; (f) any applicable listing or other similar fees; (g) the fees and expenses of qualifying the Units under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriter); (h) the costs and expenses of the K-Sea Parties relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the appropriate K-Sea Parties and any such consultants; and (i) all other costs and expenses incident to the performance of the obligations of the K-Sea Parties under this Agreement; provided that, except as provided in this Section 6 and in Section 11 the Underwriter shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriter.

SECTION 7.          Conditions of Underwriter’s Obligations.  The obligations of the Underwriter hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the K-Sea Parties contained herein, to the performance by the K-Sea Parties of their obligations hereunder, and to each of the following additional terms and conditions:

(a)           The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b)           The Underwriter shall not have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriter, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or in the Incorporated Documents or is necessary to make the statements therein not misleading.

(c)           All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the K-Sea Parties shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)           Baker Botts L.L.P. shall have furnished to the Underwriter their written opinion, as counsel to the K-Sea Parties, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth on Exhibit B hereto.

(e)           Holland & Knight LLP shall have furnished the Underwriter their written opinion, as special maritime counsel to the K-Sea Parties, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth on Exhibit C hereto.

(f)            The Underwriter shall have received from Andrews Kurth LLP, counsel for the Underwriter, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and other related matters as the Underwriter may reasonably require, and the K-Sea Parties shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g)           At the time of execution of this Agreement, the Underwriter shall have received from PricewaterhouseCoopers LLP a letter or letters, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that they are an independent registered accounting firm as required by the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in or incorporated by reference into the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h)           With respect to the letter or letters of PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the “initial letters”), the Partnership shall have furnished to the Underwriter a letter (the “bring-down letter”) of such accountants, addressed to the Underwriter and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

(i)            K-Sea General Partner, on behalf of itself and its direct and indirect subsidiaries, shall have furnished to the Underwriter a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its Chief Financial Officer stating that:

(i)            the representations, warranties and agreements of the K-Sea Parties in Section 1 are true and correct as of such Delivery Date; the K-Sea Parties have complied with all their agreements contained herein; and the conditions set forth herein have been fulfilled; and

(ii)           they have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement, including the documents incorporated therein by reference, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and as of the date of the Prospectus and as of the Delivery Date, the Prospectus, including the Incorporated Documents, did not and does not include any untrue statement of a material fact and did not and does not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the date of the most recent financial statements included or incorporated by reference into the Prospectus, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus, or in an Incorporated Document, which has not been so set forth.

(j)            Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus (A) no K-Sea Party shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus and (B) there shall not have been any change in the capitalization or long-term debt of any of the K-Sea Parties or any of their subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or partners’ equity or results of operations of the K-Sea Parties, other than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(k)           Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) trading in any securities of the Partnership on any exchange or in the over-the-counter market shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by Federal or state authorities, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), including, without limitation, as a result of terrorist activities after the date hereof, as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l)            The New York Stock Exchange shall have approved the Units for listing, subject only to official notice of issuance.

(m)          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

SECTION 8.          Indemnification and Contribution.

(a)           The K-Sea Parties, jointly and severally, shall indemnify and hold harmless the Underwriter, its directors, officers and employees and each person, if any, who controls the Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which the Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto; (ii) the omission or alleged omission to state in the Registration Statement, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the omission or alleged omission to state in the Prospectus, or in any amendment or supplement thereto, any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iv) any act or failure to act or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Units or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i), (ii) or (iii) above (provided that the K-Sea Parties shall not be liable under this clause (iv) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its gross negligence or willful misconduct), and shall reimburse the Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the K-Sea Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability, action or expense arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning the Underwriter furnished to the Partnership by or on behalf of the Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(e).  The foregoing indemnity agreement is in addition to any liability which the K-Sea Parties may otherwise have to the Underwriter or to any director, officer, employee or controlling person of the Underwriter.

(b)           The Underwriter shall indemnify and hold harmless the K-Sea Parties, their respective officers and employees, each of their respective directors and managers, and each person, if any, who controls any K-Sea Entity within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the K-Sea Entity or any such director, manager, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) the omission or alleged omission to state in the Prospectus, or in any amendment or supplement thereto, any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Partnership by or on behalf of the Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e), and shall reimburse the K-Sea Entity and any such director, manager, officer or controlling person for any legal or other expenses reasonably incurred by the K-Sea Entity or any such director, manager, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.  The foregoing indemnity agreement is in addition to any liability which the Underwriter may otherwise have to the K-Sea Parties or any such director, manager, officer, employee or controlling person.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriter shall have the right to employ counsel to represent jointly the Underwriter and its officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriter against the K-Sea Parties under this Section 8 if, in the reasonable judgment of the Underwriter, it is advisable for the Underwriter, directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the K-Sea Parties.  No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)           If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the K-Sea Parties on the one hand and the Underwriter on the other from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the K-Sea Parties on the one hand and the Underwriter on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the K-Sea Parties on the one hand and the Underwriter on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the Units purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Units under this Agreement, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the K-Sea Parties or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The K-Sea Parties and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           The Underwriter confirms and the K-Sea Parties acknowledge that the statements with respect to the public offering of the Units by the Underwriter set forth on the cover page of, the concession and reallowance figures in the fifth paragraph and the statements in the sixth, eleventh, fifteenth and sixteenth paragraphs appearing under the caption “Underwriting” in, the Prospectus Supplement are correct and constitute the only information concerning the Underwriter furnished in writing to the K-Sea Parties by or on behalf of the Underwriter specifically for inclusion in the Registration Statement and the Prospectus.

SECTION 9.          Intentionally Omitted.

SECTION 10.        Termination.  The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7(j) or 7(k), shall have occurred or if the Underwriter shall decline to purchase the Units for any reason permitted under this Agreement.

SECTION 11.        Reimbursement of Underwriter’s Expenses.  If the Partnership shall fail to tender the Units for delivery to the Underwriter by reason of any failure, refusal or inability on the part of the K-Sea Parties to perform any agreement on their part to be performed, or because any other condition of the Underwriter’s obligations hereunder required to be fulfilled by the K-Sea Parties is not fulfilled, the K-Sea Parties will reimburse the Underwriter for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Units, and upon demand the K-Sea Parties shall pay the full amount thereof to the Underwriter.  If this Agreement is terminated pursuant to Section 7(k)(i), (iii), (iv) or (v), the K-Sea Parties shall not be obligated to reimburse a defaulting Underwriter on account of those expenses.

SECTION 12.        Research Independence.  In addition, the K-Sea Parties acknowledge that the Underwriter’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the K-Sea Parties and/or the offering that differ from the views of its investment bankers.  The K-Sea Parties hereby waive and release, to the fullest extent permitted by law, any claims that the K-Sea Parties may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the K-Sea Parties by the Underwriter’s investment banking divisions.  The K-Sea Parties acknowledge that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

SECTION 13.        Absence of Fiduciary Relationship.  The Partnership acknowledges and agrees that:

(a)           The Underwriter has been retained solely to act as the initial purchaser in connection with the sale of the Partnership’s securities and no fiduciary, advisory or agency relationship between the Partnership and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Partnership on other matters;

(b)           the price of the securities set forth in this Agreement was established by the Partnership following discussions and arms-length negotiations with the Underwriter, and the

Partnership is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           it has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Partnership and that the Underwriter has no obligation to disclose such interests and transactions to the Partnership by virtue of any fiduciary, advisory or agency relationship; and

(d)           it waives, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty with respect to the transactions contemplated by this Agreement, the process leading thereto and any previous transactions in which the Underwriter and the Partnership were both involved and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Partnership with respect thereto.

SECTION 14.        Notices, Etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)           if to the Underwriter, shall be delivered or sent by mail, telex or facsimile transmission to Keybanc Capital Markets, a division of McDonald Investments Inc., KeyBanc Tower, 127 Public Square Cleveland, OH 44114, Attention: Thomas R. Wise (Fax:  (216) 689-4121);

(b)           if to the K-Sea Parties, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention:  Timothy J. Casey (Fax: 718-720-4358); provided, however, that any notice to the Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to the Underwriter at its address set forth in its acceptance telex to the Underwriter, which address will be supplied to any other party hereto by the Underwriter upon request.  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

SECTION 15.        Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriter, the K-Sea Parties, and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the K-Sea Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and the person or persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriter contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors and managers of the K-Sea Parties, officers of the K-Sea Parties who have signed the Registration Statement and any person controlling the K-Sea Parties within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  Notwithstanding anything in this Agreement to the contrary, all liabilities and obligations of the K-Sea Parties hereunder shall be non-recourse against any partner (including any limited partner or general partner), stockholder, member, other owner, officer, director or employee of any of the K-Sea

Parties, other than the K-Sea Parties in their capacities as such.  In that connection, no such partner, stockholder, member, other owner, officer, director or employee shall be bound by this Agreement, or be obligated by virtue of this Agreement or the obligations of any party created hereunder to (A) provide funds to any of the K-Sea Parties, whether by contributions to capital, loans, return of monies, securities or other property, or (B) assume any liabilities of any of the K-Sea Parties.

SECTION 16.        Survival.  The respective indemnities, representations, warranties and agreements of the K-Sea Parties and the Underwriter contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

SECTION 17.        Definition of the Terms “Business Day” and “Subsidiary”.  For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

SECTION 18.        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

SECTION 19.        Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

SECTION 20.        Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the K-Sea Parties and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

K-SEA TRANSPORTATION PARTNERS L.P.

BY:	K-Sea General Partner L.P.,
its General Partner

By:	K-Sea General Partner GP LLC,
its General Partner

By:	/s/ TIMOTHY J. CASEY
Timothy J. Casey
President

K-SEA GENERAL PARTNER L.P.

By:	K-Sea General Partner GP LLC,
its General Partner

By:	/s/ TIMOTHY J. CASEY
Timothy J. Casey
President

K-SEA GENERAL PARTNER GP LLC

By:	/s/ TIMOTHY J. CASEY
Timothy J. Casey
President

K-SEA OPERATING PARTNERSHIP L.P.

By:	K-Sea OLP GP LLC,
its General Partner

By:	/s/ TIMOTHY J. CASEY
Timothy J. Casey
President

K-SEA OLP GP LLC

By:	/s/ TIMOTHY J. CASEY
Timothy J. Casey
President

K-SEA TRANSPORTATION INC.

By:	/s/ TIMOTHY J. CASEY
Timothy J. Casey
President

Accepted:

KEYBANC CAPITAL MARKETS, a division of
McDONALD INVESTMENTS INC.

By	/s/ Jonathan O. Crane
Authorized Representative

SCHEDULE 1

Underwriter	Number of Firm Units to be Purchased

McDonald Investments Inc.	950,000
Total	950,000

SCHEDULE 2

Name	Partnership Interest

Timothy J. Casey.	5.483%
Richard P. Falcinelli	1.254%
Thomas M. Sullivan	1.254%
John J. Nicola	1.254%
Christopher Palo	0.251%
Gregory Haslinksy	0.290%
Terrence P. Gill	0.111%
Richard J. Pittner	0.050%
Carl E. Eklof, Jr.	0.050%

SCHEDULE 3

SIGNIFICANT SUBSIDIARIES

K-Sea Inc.

Operating Partnership

OLP General Partner

Exhibit A

LOCK-UP LETTER AGREEMENT

KEYBANC CAPITAL MARKETS, A DIVISION OF
MCDONALD INVESTMENTS INC.

MCDONALD INVESTMENT CENTER

800 SUPERIOR AVENUE

Cleveland, OH 44114

Dear Sirs:

The undersigned understands that you propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by you (the “Underwriter”) of common units (the “Common Units”) representing limited partner interests in K-Sea Transportation Partners L.P., a Delaware limited partnership (the “Partnership”), and that the Underwriter proposes to reoffer the Common Units to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriter, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Underwriter, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Units (other than the Common Units owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, for a period of 90 days after the date of the final Prospectus relating to the Offering (the “Lock-Up Period”).

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Underwriter, waives such extension in writing.  The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter

Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.

In furtherance of the foregoing, the Partnership and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Partnership notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from his obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriter will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriter.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated: , 2005

Exhibit B

Opinion of Baker Botts L.L.P.

(i)            Each of the General Partner, the Partnership and the Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Delaware LP Act with all necessary limited partnership power and authority to own or lease (as the case may be) its properties and to conduct its business, in each case in all respects as described in the Registration Statement and Prospectus.  Each of the Partnership and the Operating Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I to this Agreement.

(ii)           Each of K-Sea General Partner and the OLP General Partner has been duly formed and is validly existing as a limited liability company in good standing under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease (as the case may be) its properties and to conduct its business, in each case in all respects as described in the Registration Statement and Prospectus.

(iii)          K-Sea Inc. has been duly incorporated and is validly existing as a corporation in good standing under the DGCL, with all necessary corporate power and authority to own or lease (as the case may be) its properties and to conduct its business, in each case in all respects as described in the Registration Statement and Prospectus.  K-Sea Inc. is duly registered or qualified as a foreign corporation for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I to this Agreement.

(iv)          Each of K-Sea General Partner and the OLP General Partner has all necessary limited liability company power and authority to act as the general partner of the General Partner and the Operating Partnership, respectively, in each case in all respects as described in the Registration Statement and Prospectus; and the General Partner has all necessary limited partnership power and authority to act as the general partner of the Partnership in all respects as described in the Registration Statement and Prospectus.

(v)           The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability contained in the Partnership Agreement or as described in the Prospectus), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(vi)          K-Sea General Partner is the sole general partner of the General Partner with a 0.01% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the General Partner Partnership Agreement; and

K-Sea General Partner owns such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability contained in the General Partner Partnership Agreement or as described in the Prospectus), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming K-Sea General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(vii)         K-Sea Investors owns 90.00% of the membership interests in K-Sea General Partner and the individuals set forth on a schedule to such opinion (“Management”) collectively own 10.00% of the membership interest in K-Sea General Partner; such membership interests have been duly authorized and validly issued in accordance with the K-Sea General Partner Operating Agreement; and K-Sea Investors own such membership interests free and clear of all liens, encumbrances (except restrictions on transferability contained in the K-Sea General Partner Operating Agreement or as described in the Prospectus), security interests, charges or claims (i) in respect of which a financing statement or statements under the Uniform Commercial Code of the State of Delaware naming K-Sea Investors as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

(viii)        K-Sea Investors owns a 89.991% limited partner interest in the General Partner and Management collectively owns 9.999% of limited partner interest in the General Partner; such limited partner interests have been duly authorized and validly issued in accordance with the General Partner Partnership Agreement; and K-Sea Investors owns such limited partner interests free and clear of all liens, encumbrances (except restrictions on transferability contained in the General Partner Partnership Agreement or as described in the Prospectus), security interests, charges or claims (i) in respect of which a financing statement or statements under the Uniform Commercial Code of the State of Delaware naming K-Sea Investors as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(ix)           The 4,165,000 outstanding Subordinated Units, the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and otherwise by matters described in the Prospectus; EW Transportation and its direct and indirect subsidiaries own the outstanding Subordinated Units free and clear of all Liens; and the General Partner owns the Incentive Distribution Rights free and clear of Liens.

(x)            The Partnership owns 100% of the membership interests in the OLP General Partner; such membership interests have been duly authorized and validly issued in accordance with the OLP General Partner Operating Agreement; and the Partnership owns such membership interests free and clear of all liens, encumbrances (except restrictions on transferability contained in the OLP General Partner Operating Agreement or as described in the Prospectus), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

(xi)           The OLP General Partner is the sole general partner of the Operating Partnership with a 0.01% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement; and the OLP General Partner owns such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability contained in the Operating Partnership Agreement or as described in the Prospectus), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the OLP General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(xii)          The Partnership is the sole limited partner of the Operating Partnership with a 99.99% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement; and the Partnership owns such limited partner interest free and clear of all liens, encumbrances (except restrictions on transferability contained in the Operating Partnership Agreement or as described in the Prospectus), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(xiii)       The Operating Partnership owns 100% of the issued and outstanding stock of K-Sea Inc.; such stock has been duly authorized and validly issued; and the Operating Partnership owns such stock free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the DGCL.

(xiv)        The Units to be issued and sold to the Underwriter by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriter against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and otherwise by matters described in the Prospectus).

(xv)         Except as described in the Prospectus and except as set forth in Articles VIII and IX of the K-Sea General Partner Operating Agreement, Articles VIII and IX of the General Partner Partnership Agreement, Article IV of the Partnership Agreement and Article IV of the

Operating Partnership Agreement, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any partnership interest, limited liability company interest or shares of stock, as the case may be, in any of the K-Sea Parties, in each case pursuant to the K-Sea General Partner Operating Agreement, the General Partner Partnership Agreement, the Partnership Agreement, the OLP General Partner Operating Agreement, the Operating Partnership Agreement or the Certificate of Incorporation of K-Sea Inc. or any other agreement or instrument filed as an exhibit to the Registration Statement to which any of the K-Sea Parties is a party or by which any of them may be bound, but excluding (i) Credit Facilities and (ii) the documents executed and delivered in connection with the Commitment to Guarantee Obligations, Contract No. MA-13779 dated as of June 7, 2002, as amended by Amendment No. 1 dated as of January 14, 2004 (collectively, and including any and all bills of sale, assignments, affidavits or other documents or instruments related thereto or otherwise respecting the use, ownership or transfer of a vessel or the citizenship of any person or entity owning a vessel, the “MARAD Agreements”), as to which such counsel need express no opinion.  To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Firm Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Partnership, the Operating Partnership or K-Sea Inc. other than as provided in the Prospectus and the Partnership Agreement or as have been waived.  To such counsel’s knowledge, except as described in the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units or Subordinated Units or other partnership interests in the Partnership or any partnership interests in the Operating Partnership, (B) any shares of stock in K-Sea Inc. or (C) any membership interests in the OLP General Partner.

(xvi)        The Partnership had all requisite limited partnership power and authority to issue, sell and deliver the Firm Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus.

(xvii)       This Agreement has been duly executed and delivered by each of the K-Sea Parties.

(xviii)      Each of the Operative Agreements has been duly authorized and validly executed and delivered by each of the K-Sea Parties party thereto, as applicable.  Assuming the due authorization, execution and delivery by each party thereto (other than the K-Sea Parties), each of the Operative Agreements constitutes a valid and legally binding obligation of the K-Sea Parties party thereto, enforceable against each such K-Sea Party in accordance with its respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

(xix)         None of the offering, issuance and sale by the Partnership of the Units being delivered at such Delivery Date, the execution, delivery and performance of this Agreement by the K-Sea Parties that are parties thereto, or the consummation of the transactions contemplated hereby (i) constitutes or will constitute a violation of the certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation or bylaws of any of the K-Sea Parties, (ii) constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both, would constitute such a default), any Operative Agreement or any other agreement filed as an exhibit to the Registration Statement, the Partnership’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005 or any Current Report on Form 8-K (other than any Exhibit 99) filed by the Partnership since July 1, 2005, excluding the Credit Facilities and any MARAD Agreements, (iii) violates or will violate the Delaware LP Act, the Delaware LLC Act, the DGCL, federal law or the laws of the State of Texas and the State of New York, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the K-Sea Parties, which breaches, violations defaults or liens, in the case of clauses (ii), (iii) or (iv), would reasonably be expected to have a Material Adverse Effect.

(xx)          No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) with any governmental authority under the Delaware LP Act, the Delaware LLC Act, the DGCL, federal law or the laws of the State of Texas or New York is required for the offering, issuance and sale by the Partnership of the Firm Units, the execution, delivery and performance of this Agreement by the K-Sea Parties party thereto or the consummation by the K-Sea Parties of the transactions contemplated by this Agreement, except (i) for such consents required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (ii) for such consents that have been obtained or made, (iii) for such consents that (A) are of a routine or administrative nature and (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement, (iv) for such consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect, or (v) as disclosed in the Prospectus.

(xxi)         The statements in the Registration Statement and Prospectus or included or incorporated by reference to the 2005 Annual Report under the captions “Cash Distribution Policy,” “Business and Properties—Regulation—Environmental,” “Business and Properties—Regulation—Occupational Health Regulations,” “Certain Relationships and Related Transactions,” “Description of the Common Units,” “Our Partnership Agreement” and “Investment in Us by Employee Benefit Plans,” insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, fairly describe, in all material respects, the portions of the agreements and the portions of the statutes and regulations addressed thereby; and the Common Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus under the captions “Cash Distribution Policy,” “Description of the Common Units,” and “Our Partnership Agreement.”

(xxii)        The opinion of Baker Botts L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriter may rely upon such opinion as if it were addressed to them.

(xxiii)       The Registration Statement was declared effective under the Securities Act on May 18, 2005; to the knowledge of such counsel, no stop order suspending the effectiveness of the Initial Registration Statement or the Rule 462(b) Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

(xxiv)       The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Partnership prior to such Delivery Date (except for the financial statements and the notes and schedules thereto, and other financial, statistical and accounting data included in the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) appear on their face to comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder.

(xxv)        To the knowledge of such counsel, (i) there are no legal or governmental proceedings pending or threatened to which any of the K-Sea Parties is a party or to which any of their respective properties is subject that are required to be described in the Prospectus but are not so described as required and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act.

(xxvi)       None of the K-Sea Parties is an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, or a “public utility company” or “holding company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

(xxvii)      Assuming that the Partnership will not be liable under the laws of the State of Delaware for the liabilities of the Operating Partnership and assuming that the holders of the Firm Units will not be liable under the laws of the State of Delaware for the liabilities of the Partnership or the Operating Partnership), the Partnership will not be liable under the laws of the State of Texas or New York for the liabilities of the Operating Partnership, and the holders of the Firm Units will not be liable under the laws of the State of Texas or New York for the liabilities of the Partnership or the Operating Partnership except in each case to the same extent as under the laws of the State of Delaware.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the K-Sea Parties, representatives of the independent public accountants of the Partnership and representatives of the Underwriter, at which the contents of the Registration Statement and Prospectus and related matters were discussed, and although such counsel did not independently verify, is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except to the extent specified in paragraph (xxi) above), on the basis of the foregoing, no facts have come to the attention of such counsel which lead them to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and auditors’ reports thereon, (ii) the other financial and statistical data included therein and (iii) the exhibits thereto, as to which such counsel need express no belief) at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and auditors’ reports thereon, and (ii) the other financial and statistical data included therein, as to which such counsel need express no belief) as of its issue date and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon the representations of the K-Sea Parties set forth in this Underwriting Agreement and on certificates of officers and employees of the K-Sea Parties and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws (other than admiralty and maritime laws), the laws of the State of New York and the State of Texas, the Delaware LP Act, the Delaware LLC Act and the DGCL, (D) with respect to the opinions expressed in paragraphs 1 through 3 above as to the due qualification or registration as a foreign limited partnership, corporation or limited liability company, as the case may be, of the General Partner, the Partnership, the Operating Partnership, K-Sea General Partner, the OLP General Partner and K-Sea Inc., state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on Annex I (each of which will be dated not more than fourteen days prior to such Delivery Date and shall be provided to you), (E) state that they express no opinion with respect to any permits to own or operate any real or personal property, and (F) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the K-Sea Parties may be subject.

Exhibit C

Opinion of Holland & Knight LLP

1.             As of each Delivery Date, each of the General Partner, the Partnership and the Operating Partnership qualifies as a citizen of the United States (as defined in Section 2(c)) of the Shipping Act).

2.             Each of the Partnership and the Operating Partnership has all necessary authority under the federal admiralty and maritime laws of the United States to own and operate each of its vessels in the United States coastwise or registry trades, provided that each of the Partnership and the Operating Partnership, as the case may be, has received and as of the Delivery Date maintains all consents, authorizations, licenses and similar instruments required generally to be maintained by owners and/or operators of vessels in the United States coastwise or registry trades, as the case may be, which consents, authorizations, licenses and similar instruments we have no reason to believe have not been, or will not be, obtained in the ordinary course of business.

3.             Under the general admiralty and maritime laws of the United States, including but not limited to Titles 33 and 46 of the United States Code, no consent, notice, approval, authorization, order, registration or qualification of, to or with any United States court or governmental agency or body is required for the issuance and sale of the Units by the Partnership.

4.             The issuance and sale of the Units by the Partnership will not violate any general admiralty and maritime law of the United States, or any United States federal admiralty or maritime order, rule, regulation, judgment or decree known to us applicable to any of the K-Sea Parties.

5.             Except as set out in this Agreement or in the Prospectus, and except for any restrictions contained in Section 4.10 of the Partnership Agreement, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any partnership interest, limited liability company interest, or shares of stock, as the case may be, in any K-Sea Party pursuant to the Credit Facilities or the MARAD Agreements.

6.             No permit, consent, approval, authorization, order, registration, filing or qualification with any governmental authority under the United States federal admiralty and maritime laws or the laws of the State of New York is required for the performance of any Operative Agreement by any of the K-Sea Parties party thereto, except such permits, consents, approvals, authorizations, orders, registrations, filings or qualifications respecting operation of vessels required generally to be maintained by owners and/or operators of vessels in the United States coastwise and registry trades, which permits, consents, approvals, authorizations, orders, registrations, filings and qualifications we have no reason to believe have not been, or will not be, obtained in the ordinary course of business.

7.             The statements in the Registration Statement and Prospectus included or incorporated by reference to the 2005 Annual Report under the captions (a) “Business and Properties–Regulation–Coastwise Laws,” (b) “Business and Properties – Regulation – Other,”

(c) “Business and Properties – Regulation – Vessel Condition,” (d) “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources–Credit Agreement,” (e) “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources –  Other Term Loans,” (f) “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources–Title XI Borrowings,” insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, fairly describe, in all material respects, the portions of the agreements and the portions of the statutes and regulations addressed thereby.

The opinion of such counsel may rely as to all matters except maritime law upon the opinions delivered to you pursuant to Section 7(c) of this Agreement.  Such counsel may rely in respect of matters of fact upon certificates of public officials and officers of the General Partner.  Such counsel may assume: (i) that this Agreement and all instruments and documents described therein have been executed and delivered substantially in the form examined by such counsel; (ii) that each of the MARAD Agreements, the Credit Facilities and this Agreement and all documents and instruments described therein has been duly authorized, executed and delivered by the parties thereto (other than the Partnership, the General Partner, K-Sea General Partner or any subsidiary of the Partnership) and constitutes the legal, valid and binding obligation of each party thereto, enforceable against each such party in accordance with its terms; (iii) that not less than 75% of the interest in each of the partnership KSP Investors A L.P. and KSP Investors C L.P., is held by a citizen of the United States (as defined in Section 2(c) of the Shipping Act); and (iv) that at least 85% of the outstanding Common Units prior to giving effect to the issuance of the Units are held by citizens of the United States (as defined in Section 2(c) of the Shipping Act).